UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2011

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street, Little River, South Carolina	29566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.    Unregistered Sales of Equity Securities

Kinsey Convertible Debenture

On July 7, 2011, Integrated Environmental Technologies, Ltd. (the “Company”), issued to E. Wayne Kinsey III, a member of the Company’s Board of Directors, an 8% convertible debenture in connection with a private placement in which the Company received gross proceeds of $150,000 (the “Kinsey Debenture”).  The Kinsey Debenture has a three year term maturing on July 7, 2014 and bears interest at a rate of 8% per annum.  Interest is payable in annual installments, beginning on July 7, 2012, in cash or, at the option of the Company, in shares of the Company’s common stock.  If the Company elects to pay the interest in shares of the Company’s common stock, the number of shares issued as payment will be equal to the quotient of the unpaid interest divided by the market price of the Company’s common stock as defined in the Kinsey Debenture.

The entire principal amount of the Kinsey Debenture is convertible at any time into shares of the Company’s common stock at the option of the holder at a conversion price of $0.10 per share, subject to a weighted average adjustment for certain issuances or sales of the Company’s common stock at a price per share less than $0.08.  In addition, at the option of the Company, the entire principal amount of the Kinsey Debenture is convertible into shares of the Company’s common stock at $0.10 per share, subject to a weighted average adjustment for certain issuances or sales of the Company’s common stock at a price per share less than $0.08, upon the occurrence of: (a) a merger or acquisition of the Company or (b) the average closing price of the Company’s common stock for any twenty (20) trading day period is equal to or greater than $0.25 per share.  The quoted market price of the Company’s common stock as of July 7, 2011 was $0.08 per share.

An aggregate amount of 1,500,000 shares of the Company’s common stock can be issued pursuant to the Kinsey Debenture at the current conversion price of $0.10 per share.  The Company will use the proceeds received in this private placement for working capital purposes.

In connection with the issuance of the Kinsey Debenture, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Zanett Convertible Debenture

On July 7, 2011, the Company issued to Zanett Opportunity Fund, Ltd. (“Zanett”) an 8% convertible debenture in the amount of $376,125 (the “Zanett Debenture”).  In connection with this private placement, the Company received gross proceeds of $150,000, refinanced $200,000 of principal and $11,375 of interest due to Zanett pursuant to a promissory note dated January 5, 2011 (“the Existing Note”) and refinanced $14,750 of fees associated with the Existing Note.  As a result of the issuance of the Zanett Debenture, the Existing Note was cancelled.

The Zanett Debenture has a three year term maturing on July 7, 2014 and bears interest at a rate of 8% per annum.  Interest is payable in annual installments, beginning on July 7, 2012, in cash or, at the option of the Company, in shares of the Company’s common stock.  If the Company elects to pay the interest in shares of the Company’s common stock, the number of shares issued as payment will be equal to the quotient of the unpaid interest divided by the market price of the Company’s common stock as defined in the Zanett Debenture.

The entire principal amount of the Zanett Debenture is convertible at any time into shares of the Company’s common stock at the option of the holder at a conversion price of $0.10 per share.  In addition, at the option of the Company, the entire principal amount of the Zanett Debenture is convertible into shares of the Company’s common stock at $0.10 per share upon the occurrence of: (a) a merger or acquisition of the Company or (b) the average closing price of the Company’s common stock for any twenty (20) trading day period is equal to or greater than $0.25 per share.  The quoted market price of the Company’s common stock as of July 7, 2011 was $0.08 per share.

An aggregate amount of 3,761,250 shares of the Company’s common stock can be issued pursuant to the Zanett Debenture.  The Company will use the proceeds received in this private placement for working capital purposes.

In connection with the issuance of the Zanett Debenture, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number             Description

4.1	8% Convertible Debenture, dated as of July 7, 2011, issued to E. Wayne Kinsey III

4.2	8% Convertible Debenture, dated as of July 7, 2011, issued to Zanett Opportunity Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTALTECHNOLOGIES. LTD. (Registrant)
Date: July 13, 2011	By:	/s/David R. LaVance
David R. LaVance
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number             Description

4.1	8% Convertible Debenture, dated as of July 7, 2011, issued to E. Wayne Kinsey III

4.2	8% Convertible Debenture, dated as of July 7, 2011, issued to Zanett Opportunity Fund, Ltd.